UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2011

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

929 North Front Street, Wilmington, North Carolina 28401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 2, 2011, Pharmaceutical Product Development, Inc., a North Carolina corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Jaguar Holdings, LLC, a Delaware limited liability company (“Parent”), and Jaguar Merger Sub, Inc., a North Carolina corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of The Carlyle Group (“Carlyle”) and affiliates of Hellman & Friedman LLC (“Hellman & Friedman” and, together with Carlyle, the “Sponsors”). The Merger Agreement was unanimously approved by the Company’s Board of Directors (the “Board”).

At the effective time of the Merger, each share of the Company’s common stock (the “Shares”) issued and outstanding immediately prior to such time (other than (i) Shares that are owned by Parent, Merger Sub, the Company or any of their respective subsidiaries, (ii) certain equity awards previously agreed to roll over in the Merger and (iii) Shares that are owned by shareholders who have perfected a demand for, and not withdrawn such demand for or otherwise lost their right to, appraisal pursuant to Article 13 of the North Carolina Business Corporation Act, if applicable, with respect to such Shares) shall be automatically cancelled and converted into the right to receive $33.25 in cash (the “Per Share Merger Consideration”), without interest, on the terms and subject to the conditions set forth in the Merger Agreement.

Consummation of the Merger is subject to customary conditions, including without limitation (i) the adoption of the Merger Agreement by the Company’s shareholders, (ii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1974, as amended, and the receipt of required approvals or clearances from the European Commission and any other applicable governmental antitrust authority, in each case, applicable to the Merger under applicable antitrust law, or the applicable waiting period thereunder having been terminated or expired, (iii) the absence of any law or order that is in effect and restrains, enjoins or otherwise prohibits the Merger and (iv) the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the Merger Agreement (subject to customary materiality qualifiers). The obligation of Parent and Merger Sub to consummate the Merger is also subject to the absence of any event, change, effect or occurrence having occurred, from the date of the Merger Agreement until the effective time of the Merger, that has had or is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in the Merger Agreement).

The Company has made customary representations and warranties and covenants in the Merger Agreement, including covenants regarding: (i) the conduct of the business of the Company prior to closing; (ii) the calling and holding of a meeting of the Company’s shareholders for the purpose of obtaining shareholder adoption of the Merger Agreement; and (iii) the use of reasonable best efforts to cause the Merger to be consummated.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be used by Parent to (i) pay the aggregate Per Share Merger Consideration, (ii) pay any and all related fees and expenses required to be paid by Parent, Merger Sub and the surviving corporation in connection with the Merger and (iii) satisfy all of the other payment obligations of Parent, Merger Sub and the surviving corporation contemplated by the Merger Agreement. The Sponsors have committed to capitalize Parent, at or prior to closing, with an aggregate equity contribution in an amount of $1,763.5 million, on the terms and subject to the conditions set forth in equity commitment letters, each dated October 2, 2011. Each Sponsor has also agreed to guarantee a portion of certain obligations of Parent under the Merger Agreement, on the terms and subject to the conditions set forth in its limited guarantee in favor of the Company, dated October 2, 2011, which collectively guarantee the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any reverse termination fee and reimbursement obligations that may become payable by Parent.

Credit Suisse AG, JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and UBS Loan Finance LLC (collectively, the “Lenders”) have severally provided debt financing commitments of $2.2 billion in the aggregate, on the terms and subject to the conditions set forth in a debt financing commitment letter dated October 2, 2011 (the “Debt Commitment Letter”). The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions, including without limitation (i) that there has not been any change, event, effect or occurrence that has had or is reasonably likely to have, individually or in the aggregate, a “Material Adverse Effect” (defined in the Debt Commitment Letter in a manner substantially the same as the definition of “Company Material Adverse Effect” in the Merger Agreement); (ii) the consummation of the Merger in accordance with the Merger Agreement; (iii) the execution and delivery of the definitive credit agreements and delivery of customary closing documents and legal opinions; (iv) the delivery of customary marketing materials and financial information; and (v) the expiration of a 15-business day marketing period.

During the period beginning on October 2, 2011 and continuing until 11:59 p.m. on November 1, 2011 (the “Go-Shop Period”), the Company may initiate, solicit and encourage any acquisition proposals from third parties and provide non-public information to, and participate in discussions and negotiate with, third parties with respect to acquisition proposals, subject to the terms of the Merger Agreement. Starting at 12:00 a.m. on November 2, 2011, the Company will become subject to customary “no-shop” restrictions on its ability to solicit acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding acquisition proposals.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Carlyle and Hellman & Friedman or their respective designees a termination fee. If the termination fee becomes payable as a result of (x) the Company entering into an alternative acquisition agreement with a person who submits an acquisition proposal that the Board or any committee thereof determines, prior to the end of the Go-Shop Period, is reasonably likely to result in a superior proposal, or (y) a change in the Board’s recommendation that the Company’s shareholders adopt the Merger Agreement in connection with the submission of such an alternative proposal, the amount of the termination fee will be $58,101,463. If the termination fee becomes payable under any other circumstances, the amount of the termination fee will be $116,202,925. The Merger Agreement also provides that Parent will be required to pay the

Company a reverse termination fee of $251,773,004 under circumstances specified in the Merger Agreement, as well as to reimburse the Company for certain expenses and other items as specified in the Merger Agreement.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub and the additional persons specifically described therein. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by (i) matters specifically disclosed in any reports filed by the Company with the Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement and (ii) matters described in a confidential exceptions letter delivered by the Company to Parent in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement, which might differ from what is viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files or has filed with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 8.01.  Other Events.

On October 3, 2011, the Company issued a press release announcing the Agreement and Plan of Merger with Parent and Merger Sub. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This filing contains forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement; (3) the inability to complete the Merger due to the failure to satisfy the conditions to the Merger, including obtaining the approval of the holders of at least a majority of the Company’s outstanding shares of common stock entitled to vote on the adoption of the Merger Agreement; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the Merger; (5) the ability to recognize the benefits of the Merger; (6) legislative, regulatory and economic developments; and (7) other factors described in the Company’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this filing are beyond the Company’s ability to control or predict. The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. The Company is not responsible for updating the information contained in this filing beyond the published date, or for changes made to this filing by wire services or Internet service providers.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Pharmaceutical Product Development, Inc., Attn: Investor Relations, 929 North Front Street, Wilmington, North Carolina 28401, telephone: (910) 558-7585, or from the Company’s website, http://www.ppdi.com.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2011 Annual Meeting of Shareholders, which was filed with the SEC on March 31, 2011. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when filed with the SEC.

Item 9.01.  Financial Statement and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of October 2, 2011, by and among Pharmaceutical Product Development, Inc., Jaguar Holdings, LLC and Jaguar Merger Sub, Inc.

99.1	Press release issued on October 3, 2011 by Pharmaceutical Product Development, Inc. announcing the Agreement and Plan of Merger.

*	Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: October 3, 2011
/s/ Daniel G. Darazsdi
Daniel G. Darazsdi,
Chief Finanical Officer